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                                                                   Exhibit 4 (a)



March 7, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   TXU Gas Company
      2000 Annual Report on Form 10-K


Gentlemen:

   Pursuant to the exemption afforded by Item 601(b) (4) (iii) (A) of Regulation S-K, TXU Gas Company (Company) is not filing as exhibits to its Annual Report on Form 10-K for 2000 instruments with respect to its long-term debt of the Company and/or its subsidiaries. These instruments include agreements with respect to senior notes. Each item of long-term debt referenced above does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Reference is made to Note 3 to Consolidated Financial Statements (included in Appendix A of the Company's Annual Report on Form 10-K for 2000).

   The Company agrees to furnish a copy of the above instruments to the Securities and Exchange Commission upon request.


                                     Sincerely,



                                               /s/ BIGGS C. PORTER
                                     -------------------------------------------
                                                  Biggs C. Porter
                                     Controller and Principal Accounting Officer